EXHIBIT 10.11

STOCK OPTION AGREEMENT

This Stock Option Agreement (“Agreement”), is made as of [_____], 20[__] (the “Grant Date”), by and between Monster Beverage Corporation, a Delaware corporation (the “Company”), and [______________] (“Participant”).

Preliminary Recitals

A.                                Participant is an employee of the Company or its Subsidiaries.

B.                                 Pursuant to the Monster Beverage Corporation 2011 Omnibus Incentive Plan (the “Plan”), the Company desires to grant Participant an incentive stock option to purchase shares of the Company’s common stock, par value $0.005 per share (the “Common Stock”).

C.                                 Capitalized terms not otherwise defined in this Agreement shall have the meaning given to them in the Plan.

NOW, THEREFORE, the Company and Participant agree as follows:

1.                                    Grant of Incentive Stock Option.  The Company hereby grants to Participant, subject to the terms and conditions set forth herein and in the Plan, an incentive stock option (“ISO”) to purchase [______] shares of Common Stock, at the purchase price of $[_____] per share (the “Option”), such Option to be exercisable and exercised as hereinafter provided.  If for any reason the Option or any portion of the Option shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan, provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options.  In no event shall any member of the Committee or the Company or its Subsidiaries (or their respective employees, officers or directors) have any liability to Participant (or any other person) due to the failure of an Option (or any portion thereof) to qualify for any reason as an ISO.

2.                                    Exercise Period.  The Option shall expire three months after the termination of the Participant’s employment with the Company or its Subsidiaries unless the employment is terminated by the Company or its Subsidiaries for Cause (as defined below) or unless the employment is terminated by reason of the death or Total Disability (as defined below) of Participant. If the Participant’s employment is terminated by the Company or its Subsidiaries for Cause, the Option shall expire as of the date employment terminates.  If the Participant’s employment terminates due to his death or Total Disability, then the Option may be exercised by

Participant or the person or persons to which Participant’s rights under this Agreement pass by will, or if no such person has such right, by his executors or administrators, within six months after the date of death or Total Disability, but no later than the expiration date specified in Section 3(d) below.  “Cause” means the Participant’s act(s) of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations, or drug or alcohol abuse, in any case as determined by the Committee. “Total Disability” means the complete and permanent inability of the Participant to perform all of his or her duties under the terms of his or her employment with the Company or its Subsidiaries, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, the Committee deems appropriate or necessary.

3.                                    Exercise of Option

(a)                               Subject to the other terms of this Agreement regarding the exercisability of the Option, provided that Participant is employed by the Company or its Subsidiaries on the relevant Exercise Date set forth below, the Option may be exercised in respect of the number of shares (the “Option Portion”) listed in column A from and after the Exercise Date listed in column B,

Column “A”	Column “B”

Number of Shares	Exercise Date
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]

(b)                              This Option may be exercised, to the extent exercisable by its terms, from time to time in whole or in part at any time prior to the expiration thereof.  Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which this Option is being exercised (the “Option Shares”).  Notations of any partial exercise or installment exercise, shall be made by the Company in its records.

(c)                               Notwithstanding Section 3(a) above, this Option shall be fully exercisable in the event Participant’s employment with the Company or its Subsidiaries is terminated by the Participant for “Good Reason” (as defined below), or the Company or its Subsidiaries terminates the Participant’s employment without “Cause” (as defined above). “Good Reason” means the Participant’s termination of employment with the Company or its Subsidiaries on or after a reduction in his compensation or benefits, his removal as the Company’s Vice-Chairman of the Board or President, or his being assigned duties or responsibilities that are inconsistent with the dignity, importance or scope of his position with the Company.

(d)                             Notwithstanding anything else herein to the contrary, this Option shall expire on the tenth anniversary of the Grant Date.

(e)                               The Participant hereby agrees to notify the Company in writing in the event shares acquired pursuant to the exercise of this Option are transferred, other than by will or by the laws of descent and distribution, within two years after the Grant Date or within one year after the issuance of such shares pursuant to such exercise.

4.                                    Payment of Purchase Price Upon Exercise.  At the time of any exercise of all or a portion of the Option, the purchase price shall be paid in full to the Company in any of the following ways or in any combination of the following ways:

(a)                               By check or other immediately available funds.

(b)                              With property consisting of shares of Common Stock.  (The shares of Common Stock to be used as payment shall be valued as of the date of exercise of the Option at the Closing Price as defined below.  For example, if Participant exercises the option for [______] shares at a total Exercise Price of $[____], assuming an exercise price of $[______] per share, and the Closing Price is $[______], Participant may pay for the [_______] Option Shares by transferring [_______] shares of Common Stock to the Company.)

(c)                               By delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price and applicable withholding taxes, and such other documents as the Committee may determine.

(d)                             For purposes of this Agreement, the term “Closing Price” means, with respect to the Company’s Common Stock, the last sale price regular-way or, in case no such sale takes place on such date, the average of the closing bid and asked prices regular-way on the principal national securities exchange on which the Common Stock is listed or admitted to trading; or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price of the Common Stock on the consolidated transaction reporting system of the National Association of Securities Dealers (“NASD”), if such last sale information is reported on such system or, if not so reported, the average of the closing bid and asked prices of the securities on the National Association of Securities Dealers Automatic Quotation System (“NASDAQ”) or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the “Closing Price” shall be the fair market value of the Common Stock as determined by the Committee in good faith.

5.                                    Purchase for Investment; Resale Restrictions.  Unless at the time of exercise of the Option there shall be a valid and effective registration statement under the Securities Act of 1933 (the “‘33 Act”) and appropriate qualification and registration under applicable state securities laws relating to the Option Shares being acquired, Participant shall upon exercise of the Option give a representation that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares.  In the absence of such registration statement, Participant shall execute a written affirmation, in a form reasonably satisfactory to the Company, of such investment intent.  Participant further agrees that he will not sell or transfer any Option Shares until he requests and receives an opinion of the Company’s counsel or other counsel reasonably satisfactory to the Company to the effect that such proposed sale or transfer will not result in a violation of the ‘33 Act, or a registration statement covering the sale or transfer of the shares has been declared effective by the Securities and Exchange Commission, or he obtains a no-action letter from the Securities and Exchange Commission with respect to the proposed transfer.

6.                                    Nontransferability. Except to the extent permitted by the Plan, this Option shall not be transferable other than by will or by the laws of descent and distribution.  During the lifetime of Participant, this Option shall be exercisable only by Participant.

7.                                    Adjustments.

(a)                               Subject to clause 7(b) below and Section 12.2 of the Plan, if the outstanding shares of stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of stock or securities, through merger, consolidation, sale of all or substantially all of the assets or shares of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of stock or other securities, then, to the extent permitted by the Board, an appropriate and proportionate adjustment shall be made in

(1) the maximum number and/or kind of shares provided in Paragraph 1 above; (2) the number and/or kind of shares or other securities subject to the outstanding options and tandum SARs, if any; and (3) the price for each share or other unit of any other securities subject to outstanding options without change in the aggregate purchase price or value as to which the options remain exercisable or subject to restrictions.  Any adjustment under this clause 7(a) shall be made by the Board, whose determination as to what adjustments shall be made, if any, and the extent thereof, will be final, binding and conclusive.  No fractional interests will be issued under this Agreement resulting from any such adjustment.

(b)                              Notwithstanding anything else herein to the contrary, unless the Board, at any time, in its sole discretion, determines that the Participant did not perform the duties reasonably requested of him in connection with a Change in Control, including, without limitation, agreeing to provide remunerated services to the Company (for a reasonable length of time) following a Change in Control, upon the occurrence of a Change in Control, the Option or any portion thereof not theretofore exercisable, shall immediately become exercisable in its entirety and the Option may be purchased by the Company for cash at a price equal to the Fair Market Value less the purchase price payable by the Participant to exercise the Option as set out in Section 1 above for one (1) share of Common Stock of the Company multiplied by the number of shares of Common Stock which the Participant has the option to purchase pursuant to the terms of Section 1 above.

8.                                    No Rights as Stockholder.  Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance to him of a certificate or certificates for such shares.

9.                                    No Right to Continue Employment.  This Agreement shall not confer upon Participant any right with respect to continuance of employment with the Company or its Subsidiaries nor shall it interfere in any way with the right of the Company or its Subsidiaries to terminate the Participant’s employment at any time.

10.                            Compliance With Law and Regulation.  This Agreement and the obligation of the Company to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  If at any time the Board shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, is necessary or desirable as a condition of or in connection with the issue or purchase of shares of Common Stock hereunder, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

11.                            Tax Withholding Requirements.  The Company shall have the right to require Participant to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for Common Stock.

12.                            Fractional Shares.  Notwithstanding any other provision of this Agreement, no fractional shares of Common Stock shall be issued upon the exercise of this Option, and the Company shall not be under any obligation to compensate Participant in any way for such fractional shares.

13.                            Notices.  Any notice hereunder to the Company shall be addressed to it at its office at 1 Monster Way, Corona, California 92879, Attention: [____________] with a copy (which shall not constitute notice) to [__________________], Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, NY 10022, and any notice hereunder to Participant shall be addressed to him at [__________________], subject to the right of either party to designate at any time hereafter in writing some other address.

14.                            Amendment.  No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by both parties.

15.                            Governing Law.  This Agreement shall be construed according to the laws of the State of Delaware and all provisions hereof shall be administered according to and its validity shall be determined under, the laws of such State, except where preempted by federal laws.

16.                            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Monster Beverage Corporation has caused this Agreement to be executed by a duly authorized officer and Participant has executed this Agreement both as of the day and year first above written.

PARTICIPANT	MONSTER BEVERAGE CORPORATION

By:
[________________]		Name: [_______________]
Title: [_________________]